UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2016

FSB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-37831	81-2509654
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45 South Main Street, Fairport, New York		14450
(Address of Principal Executive Offices)		(Zip Code)

(585) 223-9080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01Other Events

On July 13, 2016, FSB Bancorp, Inc., a Maryland corporation (“FSB Bancorp”), announced that it has completed the conversion and reorganization pursuant to which FSB Community Bankshares, MHC has converted to the stock holding company form of organization.  FSB Bancorp, the new stock holding company for Fairport Savings Bank, sold 1,034,649 shares of common stock at $10.00 per share, for gross offering proceeds of $10.3 million in its stock offering.

Concurrent with the completion of the conversion and reorganization, shares of common stock of FSB Community Bankshares, Inc. (“FSB Community”) owned by public stockholders have been exchanged for shares of FSB Bancorp’s common stock so that the former public stockholders of FSB Community now own approximately the same percentage of FSB Bancorp’s common stock as they owned of FSB Community’s common stock immediately prior to the conversion, subject to adjustment as disclosed in the prospectus.  Stockholders of FSB Community will receive 1.0884 shares of FSB Bancorp’s common stock for each share of FSB Community’s common stock they owned immediately prior to completion of the transaction.  Cash in lieu of fractional shares will be paid based on the offering price of $10.00 per share. As a result of the offering and the exchange of shares, FSB Bancorp has 1,941,719 shares outstanding, subject to adjustment for fractional shares.

The shares of FSB Bancorp common stock are expected to begin trading on the Nasdaq Capital Market on July 14, 2016 under the trading symbol “FSBC.”

Direct Registration Statements reflecting the shares purchased in the offering are expected to be mailed to purchasers on or about July 14, 2016.  Stockholders of FSB Community holding shares in street name will receive shares of FSB Bancorp common stock and cash in lieu of fractional shares within their accounts.  Stockholders of FSB Community holding shares in certificated form will be mailed a letter of transmittal on or about July 15, 2016.  After submitting their stock certificates and a properly completed letter of transmittal to FSB Bancorp’s transfer agent, stockholders will receive Direct Registration Statements reflecting their shares of FSB Bancorp common stock and checks for cash in lieu of fractional shares.

A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description

99.1	Press Release dated July 13, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FSB BANCORP, INC.
DATE: July 13, 2016	By:	/s/ Kevin D. Maroney
Kevin D. Maroney
Chief Financial Officer and Chief Operating Officer